Exhibit 99.3

CONSENT OF THOMAS L. BURNETTE

The undersigned hereby consents to being named as a prospective director of Poage Bankshares, Inc. ("Poage") in the Pre-Effective Amendment No. 1 to Poage's Registration Statement on Form S-4 (the "Registration Statement"), filed in connection with the merger of Town Square Financial Corporation with and into Poage, to which this consent is an Exhibit.

/s/ Thomas L. Burnette
Thomas L. Burnette

February 3, 2014